Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Tongli Pharmaceuticals (USA), Inc.
136-17 Maple Avenue, 11H
Flushing, NY 11355

Gentlemen:

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated June 24, 2009, relating to the consolidated financial statements of Tongli Pharmaceuticals (USA), Inc., appearing in the Annual Report on Form 10-K of Tongli Pharmaceuticals (USA), Inc. for the year ended March 31, 2009.

/s/ Paritz & Company, P.A.

Hackensack, New Jersey
December 9, 2009